UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 23, 2016

DEVRY EDUCATION GROUP INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, Daniel M. Hamburger resigned, effective May 24, 2016, from his position as President and Chief Executive Officer of DeVry Education Group Inc. (“DeVry Group”) and as a member of the Board of Directors (the “Board”) of DeVry Group.  On May 24, 2016, Lisa W. Wardell was appointed by the Board as DeVry Group’s President and Chief Executive Officer.  In accordance with the provisions of the Amended and Restated By-Laws of DeVry Group, the Board has reduced its size from 10 members to 9 members following Mr. Hamburger’s resignation.

Biographical information about Ms. Wardell can be found in DeVry Group’s Proxy Statement filed with the Securities and Exchange Commission on October 2, 2015 (“Proxy Statement”) under the section entitled “Proposal No. 1 – Election of Directors,” which information is incorporated by reference into this Item 5.02.

In connection with her appointment as DeVry Group’s President and Chief Executive Officer, effective May 24, 2016, Ms. Wardell resigned as the chair of the Audit and Finance Committee of the Board (the “Audit and Finance Committee”) and as a member of the Compensation Committee of the Board (the “Compensation Committee”), but will continue to serve as a member of the Board.  The Board has appointed Lyle Logan as Chair of the Audit and Finance Committee and Chris Begley Chair of the Nominating & Governance Committee of the Board.

In connection with Ms. Wardell’s appointment, DeVry Group and Ms. Wardell, on May 24, 2016 (the “Agreement Effective Date”), entered into an employment agreement (the “Employment Agreement”).  Pursuant to the Employment Agreement, Ms. Wardell will serve as President and Chief Executive Officer of DeVry Group during the period beginning on the Agreement Effective Date and ending on the earlier of: (1) Ms. Wardell’s death or “permanent disability” (as defined in the Employment Agreement); (2) Ms. Wardell’s resignation at any time with or without “good reason” (as defined in the Employment Agreement); and (3) termination of Ms. Wardell’s employment by DeVry Group with or without “cause” (as defined in the Employment Agreement) (the “Employment Period”).  The Employment Agreement provides that DeVry Group will nominate Ms. Wardell to the Board throughout the Employment Period.  The other material terms of the Employment Agreement are summarized below:

•	Initial annual base salary rate of $895,000, subject to such increases as the Compensation Committee may approve (in accordance with certain limitations set forth in the Employment Agreement);
•
Eligibility to participate in DeVry Group’s annual Management Incentive Plan (“MIP”), with annual incentives generally targeted at 105% of base salary and actual payments determined based on performance against company-wide and personal performance goals determined for each fiscal year by the Compensation Committee, except that, with respect to the 2016 fiscal year, the MIP payout will be equal to the target award, pro-rated based on the number of days that Ms. Wardell is employed by DeVry Group during such fiscal year;

•
Eligibility to receive annual equity awards, as determined by the Board or the Compensation Committee, under DeVry Group’s equity compensation plans as in effect from time to time (including with respect to the 2017 fiscal year);

•
Subject to the approval of the Compensation Committee, a “sign-on” equity award under DeVry Group’s Second Amended and Restated Incentive Plan of 2013 (the “2013 Equity Plan”) with an aggregate fair value of $3,700,000, subject to such terms and conditions (including the types of awards comprising the “sign-on” equity award) as may be approved by the Compensation Committee and set forth in the documents evidencing such award, as well as the terms of the 2013 Equity Plan;

•
Eligibility for Ms. Wardell (and her eligible dependents, as applicable) to participate in health and welfare and retirement plans of DeVry Group as may be in effect from time to time, subject to the terms and conditions of such plans, on terms no less favorable than those afforded to other executive officers of DeVry Group; and

•
Reimbursement of all expenses reasonably incurred by Ms. Wardell in relocating Ms. Wardell and her family to a suitable and appropriate residence within commuting distance of DeVry Group headquarters, as further described in the Employment Agreement.

The Employment Agreement provides that if Ms. Wardell’s employment with DeVry Group is terminated during the Employment Period by DeVry Group without cause or by Ms. Wardell for good reason, other than following a “change in control” (as defined in the Employment Agreement), DeVry Group will pay Ms. Wardell (in addition to certain accrued compensation and benefits), generally subject to Ms. Wardell’s execution of a customary release of claims in favor of DeVry Group: (1) a lump sum amount equal to one times Ms. Wardell’s then-current base salary; and (2) a pro-rated MIP award for the fiscal year in which the termination of employment occurs based upon actual achievement of the relevant performance targets for the entire fiscal year.

The Employment Agreement also provides that, if Ms. Wardell’s employment with DeVry Group is terminated without cause (other than for death or permanent disability) or by Ms. Wardell for good reason, in each case within 12 months following a change in control of DeVry Group, Ms. Wardell will be entitled to receive (in addition to certain accrued compensation and benefits), generally subject to execution by Ms. Wardell of a customary release of claims in favor of DeVry Group: (1) a lump sum amount equal to (A) two times Ms. Wardell’s then-current base salary plus (B) the average of Ms. Wardell’s MIP awards for the previous two fiscal years (or, if the termination of employment occurs during the first two fiscal years in which Ms. Wardell is employed by DeVry Group, the MIP target award); and (2) full vesting of any outstanding stock options granted to Ms. Wardell by DeVry Group.

Pursuant to the Employment Agreement, Ms. Wardell agrees to comply with DeVry Group’s executive stock ownership guidelines as they exist from time to time.  Ms. Wardell will also be subject to customary non-competition, non-solicitation and confidentiality requirements and intellectual property provisions during and after the term of her employment.  The Employment Agreement also includes mutual non-disparagement provisions and customary expense reimbursement and indemnification provisions.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Information about Ms. Wardell’s compensation as a Director can be found in DeVry Group’s Proxy Statement under the section entitled “2015 Director Compensation,” which information is incorporated by reference into this Item 5.02.  As an employee-director, Ms. Wardell will no longer receive any compensation for her service on the Board.

Ms. Wardell was not selected pursuant to any arrangement or understanding between her and any other person. There has been no transaction, or proposed transaction, to which DeVry Group was or is to be a participant, and in which Ms. Wardell or any member of her immediate family had or is to have a direct or indirect material interest. There are no family relationships between Ms. Wardell and any of DeVry Group’s other directors, executive officers or persons nominated or chosen by DeVry Group to become directors or executive officers.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Employment Agreement, dated May 24, 2016, by and between DeVry Education Group, Inc. and Lisa W. Wardell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date: May 27, 2016	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated May 24, 2016, by and between DeVry Education Group, Inc. and Lisa W. Wardell.